Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-8 No. 333-113272) pertaining to the Symbion Stock Incentive Plan, Symbion Non-Employee Directors Stock Option Plan, Symbion Employee Stock Purchase Plan, Ambulatory Resource Centres, Inc. Nonqualified Initial Option Plan, and Amended and Restated Ambulatory Resource Centres, Inc. 1997 Stock Option Plan of Symbion, Inc., and
(2)	Registration Statement (Form S-8 No. 333-136351) pertaining to the Symbion Long Term Incentive Plan of Symbion, Inc.;
of our report dated March 13, 2007, with respect to the consolidated financial statements of Symbion, Inc., our report dated March 13, 2007, with respect to Symbion, Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Symbion, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP
March 13, 2007
Nashville, Tennessee